HealthEquity Reports First Quarter Ended April 30, 2026 Financial Results
Raises Guidance
Increases Repurchase Program by $1.0 Billion

Highlights of the first quarter include:
•Net income increased 29% to $69.4 million, and net income margin increased to 20% from 16% last year.
•Adjusted EBITDA increased 17% to $164.5 million, and Adjusted EBITDA margin increased to 46% from 42% last year.
•Revenue increased 7% to $354.6 million.
•Net income per diluted share rose 34% to $0.82 from $0.61 one year ago, and non-GAAP net income per diluted share increased 28% to $1.24.
•Total HSA Assets grew 19% to $37.1 billion.
•Returned $123.0 million to shareholders through stock repurchases.

Draper, Utah – May 28, 2026 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the largest independent health savings account ("HSA") custodian by account volume and a leader in consumer-directed benefits ("CDBs"), today announced financial results for its first quarter ended April 30, 2026.
"HealthEquity delivered strong first‑quarter results, with Adjusted EBITDA margin expanding to 46% and a raised fiscal 2027 outlook," said Scott Cutler, President and CEO of HealthEquity. "These results demonstrate that our flywheel is compounding through account and asset growth, deeper member engagement, technology‑enabled efficiency, and increasing operating leverage. As healthcare affordability structurally shifts more responsibility to consumers, demand for trusted healthcare financial solutions continues to expand. Our authorization of an additional $1 billion under our share repurchase program reflects our confidence in the durability and long-term cash-generating power of our model."
HealthEquity’s growth model is built on two reinforcing drivers: growth in member accounts and their HSA Assets over time and expansion in the lifetime value of each member relationship as engagement and activity increase. As accounts mature, these dynamics can compound, supporting durable growth and margin expansion while reducing reliance on short-term employment trends and new account additions in any single period.
First quarter financial results
Revenue for the first quarter ended April 30, 2026 was $354.6 million, an increase of 7% compared to $330.8 million for the first quarter ended April 30, 2025. Revenue this quarter included: service revenue of $122.9 million, custodial revenue of $174.3 million, and interchange revenue of $57.4 million.
Net income was $69.4 million, or $0.82 per diluted share, for the first quarter ended April 30, 2026, compared to $53.9 million, or $0.61 per diluted share, for the first quarter ended April 30, 2025. Net income margin was 20% for the first quarter ended April 30, 2026, compared to 16% for the first quarter ended April 30, 2025.
Non-GAAP net income was $105.1 million, or $1.24 per diluted share, for the first quarter ended April 30, 2026, compared to $85.8 million, or $0.97 per diluted share, for the first quarter ended April 30, 2025.
Adjusted EBITDA was $164.5 million for the first quarter ended April 30, 2026, an increase of 17% compared to the first quarter ended April 30, 2025. Adjusted EBITDA was 46% of revenue, compared to 42% for the first quarter ended April 30, 2025.
Account and asset metrics
HSAs as of April 30, 2026 were 10.6 million, an increase of 8% year over year, including 909,000 HSAs with investments, an increase of 18% year over year. Total Accounts as of April 30, 2026 were 17.8 million, including 7.2 million complementary CDBs.
Total HSA Assets as of April 30, 2026 were $37.1 billion, an increase of 19% year over year. Total HSA Assets included $17.5 billion of HSA cash and $19.6 billion of HSA investments. Client-held funds, which are deposits held on behalf of our Clients to facilitate administration of our CDBs, and from which we generate custodial revenue, were $1.0 billion as of April 30, 2026.

Stock repurchase program
The Company repurchased 1.5 million shares of its common stock for $123.0 million during the first quarter ended April 30, 2026. In May 2026, the Company's board of directors authorized an additional $1.0 billion of common stock repurchases under the program.
Business outlook
For the fiscal year ending January 31, 2027, management expects revenues of $1.410 billion to $1.420 billion. Its outlook for net income is between $242 million and $248 million, resulting in net income of $2.88 to $2.95 per diluted share. Its outlook for non-GAAP net income, calculated using the method described below, is between $392 million and $398 million, resulting in non-GAAP net income per diluted share of $4.66 to $4.73 (based on an estimated 84 million diluted weighted-average shares outstanding). Management expects Adjusted EBITDA of $625 million to $633 million.
See “Non-GAAP financial information” below for definitions of our Adjusted EBITDA and non-GAAP net income. A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 4:30 pm (Eastern Time) on Thursday, May 28, 2026 to discuss the fiscal 2027 first quarter financial results. The conference call will be accessible by dialing 1-833-630-1956, or 1-412-317-1837 for international callers, and referencing conference ID "HealthEquity." A live audio webcast of the call will be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.
•Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.
•Non-GAAP net income is calculated by adding back to GAAP net income before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.
•Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. In addition, while amortization of acquired intangible assets is being excluded from non-GAAP financial measures, the revenue generated from those acquired intangible assets is not excluded. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.
About HealthEquity
HealthEquity and its subsidiaries administer HSAs and other consumer-directed benefits for more than 17 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to save and improve lives by empowering healthcare consumers. For more information, visit www.healthequity.com.

Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•our ability to adequately place and safeguard our custodial assets, or the failure of any of our depository or insurance company partners;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged HSAs and other CDBs;
•the impact of fraudulent account activity involving our member accounts or our third-party service providers on our reputation and financial results;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology platforms and communications systems; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Investor Relations Contact
Richard Putnam
801-727-1000
rputnam@healthequity.com

HealthEquity, Inc. and subsidiaries
Condensed consolidated balance sheets

(in thousands, except par value)	April 30, 2026	January 31, 2026
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$265,369	$318,927
Accounts receivable, net of allowance for doubtful accounts of $953 and $924 as of April 30, 2026 and January 31, 2026, respectively	122,003	123,696
Prepaid expenses and other current assets	79,156	69,658
Total current assets	466,528	512,281
Property and equipment, net	3,800	3,177
Operating lease right-of-use assets	34,578	36,310
Intangible assets, net	1,073,045	1,097,172
Goodwill	1,648,145	1,648,145
Other assets	80,090	83,247
Total assets	$3,306,186	$3,380,332
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$14,219	$12,159
Accrued compensation	26,664	60,392
Accrued liabilities	84,941	74,388
Operating lease liabilities	9,916	9,911
Total current liabilities	135,740	156,850
Long-term liabilities
Long-term debt, net of issuance costs	942,656	957,379
Operating lease liabilities, non-current	32,110	34,190
Other long-term liabilities	52,932	31,007
Deferred tax liability	95,353	93,710
Total long-term liabilities	1,123,051	1,116,286
Total liabilities	1,258,791	1,273,136
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of April 30, 2026 and January 31, 2026, respectively	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 83,927 and 85,007 shares issued and outstanding as of April 30, 2026 and January 31, 2026, respectively	8	8
Additional paid-in capital	1,901,935	1,916,989
Accumulated earnings	177,204	195,906
Accumulated other comprehensive loss	(31,752)	(5,707)
Total stockholders’ equity	2,047,395	2,107,196
Total liabilities and stockholders’ equity	$3,306,186	$3,380,332

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of operations (unaudited)

	Three months ended April 30,
(in thousands, except per share data)	2026	2025
Revenue
Service revenue	$122,932	$119,784
Custodial revenue	174,334	156,455
Interchange revenue	57,375	54,605
Total revenue	354,641	330,844
Cost of revenue
Service costs	78,326	88,005
Custodial costs	11,655	10,747
Interchange costs	8,348	7,781
Total cost of revenue	98,329	106,533
Gross profit	256,312	224,311
Operating expenses
Sales and marketing	26,833	25,984
Technology and development	67,767	61,436
General and administrative	31,131	25,536
Amortization of acquired intangible assets	26,515	27,002
Merger integration	1,113	1,275
Total operating expenses	153,359	141,233
Income from operations	102,953	83,078
Other expense
Interest expense	(12,588)	(14,858)
Other income, net	2,048	2,733
Total other expense	(10,540)	(12,125)
Income before income taxes	92,413	70,953
Income tax provision	22,995	17,038
Net income	$69,418	$53,915
Net income per share:
Basic	$0.82	$0.62
Diluted	$0.82	$0.61
Weighted-average number of shares used in computing net income per share:
Basic	84,413	86,655
Diluted	85,006	88,415

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of comprehensive income (unaudited)

	Three months ended April 30,
(in thousands, except per share data)	2026	2025
Net income	$69,418	$53,915
Other comprehensive loss
Cash flow hedges
Net unrealized losses	(25,897)	—
Reclassification of net gains included in net income	(148)	—
Net change, net of income tax benefit of $8,463 for the three months ended April 30, 2026	(26,045)	—
Total other comprehensive loss	(26,045)	—
Comprehensive income	$43,373	$53,915

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of cash flows (unaudited)

	Three months ended April 30,
(in thousands)	2026	2025
Cash flows from operating activities:
Net income	$69,418	$53,915
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,214	38,741
Stock-based compensation	19,406	14,336
Amortization of debt discount and issuance costs	277	265
Amortization of gains on derivatives	(196)	—
Deferred taxes	10,106	1,324
Changes in operating assets and liabilities:
Accounts receivable, net	1,693	1,750
Prepaid expenses and other current and non-current assets	(11,690)	(5,702)
Operating lease right-of-use assets	1,732	1,649
Accrued compensation	(31,242)	(42,210)
Accounts payable, accrued liabilities, and other current liabilities	(873)	3,422
Operating lease liabilities, non-current	(2,080)	(1,968)
Other long-term liabilities	2,761	(784)
Net cash provided by operating activities	97,526	64,738
Cash flows from investing activities:
Purchases of software and capitalized software development costs	(15,930)	(16,057)
Purchases of property and equipment	(362)	(86)
Settlement of derivatives, net	2,388	—
Net cash used in investing activities	(13,904)	(16,143)
Cash flows from financing activities:
Repurchases of common stock	(123,314)	(59,065)
Principal payments on long-term debt	(15,000)	—
Settlement of client-held funds obligation, net	716	1,451
Proceeds from exercise of common stock options	418	965
Net cash used in financing activities	(137,180)	(56,649)
Decrease in cash and cash equivalents	(53,558)	(8,054)
Beginning cash and cash equivalents	318,927	295,948
Ending cash and cash equivalents	$265,369	$287,894

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of cash flows (unaudited) (continued)

	Three months ended April 30,
(in thousands)	2026	2025
Supplemental cash flow data:
Interest expense paid in cash	$18,512	$20,809
Income tax refunds, net	(451)	(46)
Supplemental disclosures of non-cash investing and financing activities:
Purchases of software and capitalized software development costs included in accounts payable, accrued liabilities, or accrued compensation	2,001	2,774
Purchases of property and equipment included in accounts payable or accrued liabilities	765	546
Repurchases of common stock included in accrued liabilities	2,858	2,000
Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the condensed consolidated statements of operations and comprehensive income is as follows:

	Three months ended April 30,
(in thousands)	2026	2025
Cost of revenue	$2,787	$3,387
Sales and marketing	4,524	4,870
Technology and development	3,953	5,920
General and administrative	8,142	159
Total stock-based compensation expense	$19,406	$14,336
Total Accounts (unaudited)

(in thousands, except percentages)	April 30, 2026	April 30, 2025	% Change	January 31, 2026
HSAs	10,635	9,886	8%	10,570
New HSAs from sales - Quarter-to-date	172	150	15%	553
New HSAs from sales - Year-to-date	172	150	15%	1,040
New HSAs from acquisitions - Year-to-date	—	—	*	—
HSAs with investments	909	770	18%	832
CDBs	7,150	7,174	0%	7,221
Total Accounts	17,785	17,060	4%	17,791
Average Total Accounts - Quarter-to-date	17,834	17,122	4%	17,462
Average Total Accounts - Year-to-date	17,834	17,122	4%	17,220
*Not meaningful
HSA Assets (unaudited)

(in millions, except percentages)	April 30, 2026	April 30, 2025	% Change	January 31, 2026
HSA cash	$17,494	$17,066	3%	$17,982
HSA investments	19,613	14,205	38%	18,482
Total HSA Assets	37,107	31,271	19%	36,464
Average daily HSA cash - Quarter-to-date	17,706	17,281	2%	17,090
Average daily HSA cash - Year-to-date	17,706	17,281	2%	17,082

HSA cash maturity schedule
The following table summarizes the amount of HSA cash held by our depository partners and insurance company partners that is expected to reprice by fiscal year and the respective average annualized yield currently earned on that HSA cash as of April 30, 2026:

Year ending January 31, (in billions, except percentages)	HSA cash expected to reprice	Average annualized yield
Remainder of 2027	$3.2	1.8%
2028	2.4	3.9%
2029	1.7	3.5%
2030	2.0	4.3%
Thereafter	7.2	4.0%
Total (1)	$16.5	3.6%
(1)Excludes $1.0 billion of HSA cash held in floating-rate contracts as of April 30, 2026.
Client-held funds (unaudited)

(in millions, except percentages)	April 30, 2026	April 30, 2025	% Change	January 31, 2026
Client-held funds	$1,013	$925	10%	$1,090
Average daily Client-held funds - Quarter-to-date	1,036	902	15%	879
Average daily Client-held funds - Year-to-date	1,036	902	15%	864
Reconciliation of net income to Adjusted EBITDA (unaudited)

	Three months ended April 30,
(in thousands)	2026	2025
Net income	$69,418	$53,915
Interest income	(1,887)	(2,733)
Interest expense	12,588	14,858
Income tax provision	22,995	17,038
Depreciation and amortization	11,699	11,739
Amortization of acquired intangible assets	26,515	27,002
Stock-based compensation expense	19,406	14,336
Merger integration expenses	1,113	1,275
Amortization of incremental costs to obtain a contract	2,116	1,926
Costs associated with unused office space	686	852
Other	(161)	—
Adjusted EBITDA	$164,488	$140,208
Net income and Adjusted EBITDA as a percentage of revenue (unaudited)

	Three months ended April 30,
(in thousands, except percentages)	2026	2025	$ Change	% Change
Net income	$69,418	$53,915	$15,503	29%
As a percentage of revenue	20%	16%
Adjusted EBITDA	$164,488	$140,208	$24,280	17%
As a percentage of revenue	46%	42%

Reconciliation of net income outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2027
Net income	$242 - 248
Interest income	(6)
Interest expense	50
Income tax provision	81 - 83
Depreciation and amortization	50
Amortization of acquired intangible assets	104
Stock-based compensation expense	87
Merger integration expenses	6
Amortization of incremental costs to obtain a contract	9
Costs associated with unused office space	3
Adjusted EBITDA	$625 - 633
Note: Values presented may not calculate due to rounding.
Reconciliation of net income to non-GAAP net income (unaudited)

	Three months ended April 30,
(in thousands, except per share data)	2026	2025
Net income	$69,418	$53,915
Income tax provision	22,995	17,038
Income before income taxes - GAAP	92,413	70,953
Non-GAAP adjustments:
Amortization of acquired intangible assets	26,515	27,002
Stock-based compensation expense	19,406	14,336
Merger integration expenses	1,113	1,275
Costs associated with unused office space	686	852
Total adjustments to income before income taxes - GAAP	47,720	43,465
Income before income taxes - Non-GAAP	140,133	114,418
Income tax provision - Non-GAAP (1)	35,034	28,604
Non-GAAP net income	105,099	85,814

Diluted weighted-average shares	85,006	88,415
GAAP net income per diluted share	$0.82	$0.61
Non-GAAP net income per diluted share	$1.24	$0.97
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

Reconciliation of net income outlook to non-GAAP net income outlook (unaudited)

Outlook for the year ending
(in millions, except per share data)	January 31, 2027
Net income	$242 - 248
Income tax provision	81 - 83
Income before income taxes - GAAP	322 - 330
Non-GAAP adjustments:
Amortization of acquired intangible assets	104
Stock-based compensation expense	87
Merger integration expenses	6
Costs associated with unused office space	3
Total adjustments to income before income taxes - GAAP	200
Income before income taxes - Non-GAAP	522 - 530
Income tax provision - Non-GAAP (1)	131 - 133
Non-GAAP net income	$392 - 398

Diluted weighted-average shares	84
GAAP net income per diluted share	$2.88 - 2.95
Non-GAAP net income per diluted share	$4.66 - 4.73
Note: Values presented may not calculate due to rounding.
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

Certain terms

Term	Definition
HSA	Health Savings Account, which is a financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Total HSA Assets
HSA members’ custodial cash assets held by our federally insured depository partners and our insurance company partners. Total HSA Assets also includes HSA members' investments held by our custodial investment fund partner.

Client	Our employer clients.
Total Accounts	The sum of HSAs and CDBs on our platforms.
Client-held funds	Deposits held on behalf of our Clients to facilitate administration of our CDBs.
Network Partner	Our health plan partners, benefits administrators, and retirement plan recordkeepers.
Adjusted EBITDA
Earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.

Non-GAAP net income
Calculated by adding back to GAAP net income before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.

Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.